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Exhibit 99.1

Contact: Gregory J. Rau
President and Chief Executive Officer
Minuteman International, Inc.
630/627-6900

For Immediate Release

MINUTEMAN INTERNATIONAL ADDS
RICHARD J. WOOD TO BOARD

        ADDISON, IL, August 9, 2002—Minuteman International, Inc. (Nasdaq MMAN), the floor-care equipment manufacturer, today announced the appointment of Richard J. Wood as a member of its Board of Directors and Audit Committee.

        Wood, 60, was affiliated with the public accounting firm of Ernst & Young for 32 years, retiring as a Partner in 1996. Gregory J. Rau, Minuteman's President and CEO, said, "Dick's comprehension of accounting and auditing procedures, his sensitivity to public-company responsibilities, his familiarity with the workings of Board of Directors and its Audit Committees as well as his general knowledge of taxation and business matters will add an important dimension to our team of directors."

        Minuteman International, Inc., headquartered in the Chicago suburb of Addison, Illinois, is a full-line manufacturer of Minuteman and PowerBoss commercial and industrial vacuums, floor and carpet-care equipment, Multi-Clean brand chemical products for cleaning and coating, litter pick-up machines, and lawn-sweeping equipment under the Parker Sweeper label. The corporation has dealers in more than 40 countries. More information can be found on the company's Web site at www.minutemanintl.com.

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Exhibit 99.1